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                                                                   EXHIBIT 23.03


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 24, 2005 relating to the statement of financial condition of Man Investments (USA) Corp., which appears in such Registration Statement in Part Two (Statement of Additional Information). We also consent to the references to us under the headings "Lawyers; Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP


Chicago, Illinois
June 24, 2005